Exhibit 99
Accenture Significantly Increases Fiscal Year 2026
Share Repurchase Program by $2 Billion

Brings total fiscal year 2026 planned repurchase to
$7.5 billion, a 62% increase year-over-year

Reflects leadership’s view that Accenture's share price does not reflect the Company’s financial strength or long-term growth opportunity

All repurchases to be completed by August 31, 2026, under existing Board authorization

NEW YORK; June 23, 2026 – Accenture (NYSE: ACN) today announced a $2 billion increase to its fiscal 2026 share repurchase program, bringing the total expected share repurchases to $7.5 billion – a 62% increase over the prior year. All repurchases will be completed by August 31, 2026, under the share repurchase authority approved by the Board of Directors in September 2025. The additional $2 billion is incremental to the $300 million the company had already planned to repurchase for this quarter, bringing the total expected fourth quarter repurchases to $2.3 billion.

“Our strong liquidity profile and robust cash generation give us significant financial flexibility to act with conviction on behalf of our shareholders,” said Accenture Chair and CEO Julie Sweet. “Accenture is at the center of AI-driven reinvention, and we do not believe our current share price reflects that position or the strength of our business fundamentals. We are acting decisively to accelerate returns to shareholders while continuing to significantly invest in our business. Our disciplined capital allocation remains core to how we create long-term shareholder value.”

Commitment to Returning Capital to Shareholders
Year-to-date, the company has returned $8.2 billion to shareholders through dividends and share repurchases. Including this increase, total planned shareholder returns for fiscal year 2026 are expected to reach $11.5 billion, a more than 38% increase year-over-year. This includes $7.5 billion in share repurchases, a total increase of 62% from last year.

Following these expected repurchases, approximately $1 billion in additional repurchase capacity would remain available under the existing authorization. As typical, the company will request additional Board authorization in September 2026.

About Accenture
Accenture helps the world’s leading enterprises reinvent by building their digital core and unleashing the power of AI to create value at speed for organizations across industries. Our strategy is to be the reinvention partner of choice for our clients and lead in the safe, widespread adoption of AI, and to be the most client-focused, AI-enabled, great place to work in the world. We bring together the talent of our approximately 799,000 people with proprietary assets and platforms, deep process and industry expertise, and leading ecosystem relationships to deliver end-to-end solutions and measurable outcomes at scale. Through our Reinvention Services, we offer broad expertise across Cybersecurity, Digital Core, Finance, Industry and Enterprise, Song, Supply Chain and Engineering, and Talent, with advanced capabilities in AI and Data, Industry and Process, and Technology. We serve approximately 9,000 clients and generated approximately $70 billion in FY25 revenue. Visit us at accenture.com.

Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target,” “strategy,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance nor promises that goals or targets will be met, and involve a number of risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed or implied. Many of the following risks, uncertainties and other factors identified below may be amplified by conflict in the Middle East, as well as any escalation or expansion of economic disruption or the conflict’s current scope. These risks include, without limitation, risks that: the company's planned share repurchases and capital return to shareholders, including the increased repurchase commitment, are subject to change, may not be completed as planned and may be suspended, delayed or discontinued at any time without notice, depending on numerous factors, including share price and other market conditions, the company's ongoing capital allocation planning, the levels of its cash and debt balances, other demands for cash, such as acquisition activity, general economic and/or business conditions, and board and management discretion; the actual number of shares repurchased, and the timing and cost of any repurchases, will depend on share price and other market conditions and may differ materially from current expectations; the company's share repurchases may not enhance shareholder value; Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and geopolitical conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining client demand for the company’s solutions and services including through the adaptation and expansion of its solutions and services in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; risks and uncertainties related to the development and use of AI, including advanced AI, could harm the company’s business, damage its reputation or give rise to legal or regulatory action; if Accenture is unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture faces legal, reputational and financial risks from any failure to protect client and/or company data from 6security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; if Accenture does not successfully manage and develop its relationships with its ecosystem partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; Accenture’s profitability could materially suffer due to pricing pressure, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; Accenture's debt obligations could adversely affect our business and financial condition; as a result of Accenture’s geographically diverse operations and our strategy to continue to grow in our key markets around the world, the company is more susceptible to certain risks; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; Accenture’s global operations expose the company to numerous and sometimes conflicting legal and regulatory requirements; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s solutions or services infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

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Contacts:
Cailin Schmeer
Accenture Media Relations
+1 727 685 4653
cailin.m.schmeer@accenture.com

Alexia Quadrani
Accenture Investor Relations
+1 917 452 8542
alexia.quadrani@accenture.com

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